UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2007

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On November 8, 2007, Helen Johnson-Leipold informed the Company that she is resigning from the Company’s Board of Directors effective November 15, 2007. Ms. Johnson-Leipold did not cite any disagreement on any matter relating to the Company’s operations, policies or practices.

(d)                                 Effective November 15, 2007, the Board of Directors elected Mr. Duane Ackerman, Mr. Ari Bousbib and Ms. Karen Katen as directors of the Company on the recommendation of the Nominating and Corporate Governance Committee.

Mr. Ackerman will serve on the Nominating and Corporate Governance Committee and the Infrastructure Committee. Mr. Bousbib will serve on the Leadership Development and Compensation Committee and the Infrastructure Committee. Ms. Katen will serve on the Nominating and Corporate Governance Committee and the Infrastructure Committee.

Mr. Ackerman, Mr. Bousbib and Ms. Katen will participate in the standard non-employee director compensation arrangements described in the Company’s 2007 proxy statement as amended by the Board on August 16 and described in the Form 8-K filed on August 20, 2007.

The Company’s press release announcing these developments is filed as Exhibit 99.1 and is incorporated herein by reference.

(e)                                  On November 15, 2007, the Company’s Leadership Development and Compensation Committee amended the Form of Non-Employee Directors Deferred Share Award to comply with Section 409A of the Internal Revenue Code.

Item 9.01.   Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Non-Employee Directors Deferred Share Award
99.1	Press Release of The Home Depot, Inc. dated November 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

	By:	/s/ Jack A. VanWoerkom
		Name:	Jack A. VanWoerkom
		Title:	Executive Vice President, Secretary
and General Counsel

Date: November 15, 2007

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Non-Employee Directors Deferred Share Award
99.1	Press Release of The Home Depot, Inc. dated November 15, 2007